R.H. Donnelley Grows Q2 Ad Sales 0.2% and Delivers Strong EBITDA

- Triple Play Lifts Illinois Market

- Launches Unified Dex Brand And DexKnows.com

- RHD To Acquire Business.com

CARY, N.C., July 26 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today reported second quarter 2007 free cash flow of $146 million based on cash flow from operations of approximately $171 million and $24 million of capital expenditures. Advertising sales during the second quarter were $729 million, up 0.2 percent from the same period in the prior year. Net revenue for the quarter was $667 million. EBITDA, including $8 million of FAS 123 R expense and approximately $8 million of purchase accounting entries, during the second quarter was $348 million. Net income and EPS for the same period were $25 million and $0.34 per share, respectively. As of June 30, 2007, RHD's net debt outstanding, including the purchase accounting fair value adjustment of $181 million, was $9,980 million.

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"The highlight of the quarter was the growth in our AT&T markets in Illinois," said David C. Swanson, chairman and CEO of R.H. Donnelley. "Second quarter is that region's largest ad sales period and includes the highly competitive Chicago market. We've worked hard over the last two years to make improvements there and it's rewarding to see the results of those efforts. Our robust suite of Internet solutions in addition to our print yellow pages are proving to be a very effective combination in larger markets. Our progress in Illinois was partially offset by the impact of the soft real estate sector and the challenges in major metro markets in our EMBARQ and Qwest markets."

Dex Brand and DexKnows.com
In June, R.H. Donnelley launched DexKnows.com(TM), a new online local search site that combines RHD's robust local content with new search technology and innovative features to help consumers find the most relevant local businesses faster and more efficiently than if they used conventional search engines. At the same time, R.H. Donnelley launched the Dex(R) market brand in Las Vegas with an integrated, mass media campaign ahead of the publication of its market-leading directory. Las Vegas is the first market outside of the Qwest 14-state region to pair the recognizable incumbent telephone brand with Dex. This unified market brand serves as a strong foundation for the Company's Triple Play(TM) strategy as it links together all of RHD's local commercial search solutions for consumers and advertisers.

Business.com Acquisition
Today, R.H. Donnelley issued a separate press release announcing that it has signed a definitive agreement to acquire Business.com, a leading business search engine and directory and pay-per-click advertising network.

Through this transaction, R.H. Donnelley will add to its existing interactive portfolio a rapidly growing and profitable business-to-business company, with online properties that include Business.com, Work.com and the Business.com Advertising Network. These online brands attract an audience of highly qualified and motivated business decision makers. Business.com optimizes the revenues from these properties through the use of its Performance Based Advertising (PBA) platform, which is considered to be one of the most advanced systems in the marketplace.

In addition, R.H. Donnelley's Triple Play business-to-consumer integrated marketing solutions will also benefit from a significant infusion of leading-edge search and directory technology and interactive thought leadership from Business.com, particularly in the areas of performance based advertising technologies and corresponding ad network capabilities.

Business.com employs approximately 100 highly-skilled technologists, strategists and businesspeople and serves more than 6,000 business-to-business advertisers and their agencies. The company is profitable and is expected to generate revenues of greater than $50 million in 2007. It is widely recognized as a leader in the online business-to-business commercial search space and has been named to the "Inc. 500" and BtoB magazine's "Media Power 50".

Under the terms of the agreement, R.H. Donnelley will acquire Business.com for $345 million in cash and deferred purchase consideration. The deal is expected to close in the third quarter of 2007 and is subject to customary terms and closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Outlook
The Company is affirming the annual guidance last provided on April 26, 2007. The guidance is summarized below and does not reflect the impact of the pending acquisition of Business.com.

-- Positive advertising sales growth.
-- Net revenue of approximately $2.67 billion.
-- EBITDA, excluding FAS 123 R expense and purchase accounting impacts, of approximately $1.44 billion.
-- Free cash flow of approximately $615 million.
-- Net debt, excluding fair value adjustment, at year end of approximately $9.5 billion.
-- Weighted average fully diluted shares outstanding during 2007 of up to 72.5 million.

See Schedule 6 for a reconciliation of the foregoing non-GAAP measures to the most comparable GAAP measures.

Further important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and the schedule footnotes of this press release, which should be thoroughly reviewed. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Second Quarter Conference Call
R.H. Donnelley will host a conference call to discuss its second quarter 2007 results today at 10:00 a.m. (ET). The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The pass code for the call is "RHD". Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time. The call will also be available through a Web cast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Relations" and following the instructions provided. Those unable to participate at the scheduled time may access a recorded replay by dialing
800-793-2380 (domestic) or 203-369-3339 (international). The recording will be available through August 9, 2007. There is no pass code for the replay. In addition, an archived version of the Web cast will be available on RHD's Web site for up to one year from the date of the call.

About R.H. Donnelley
R.H. Donnelley connects businesses and consumers through its broad portfolio of print and interactive marketing solutions. Small- and medium-sized businesses look to R.H. Donnelley's experienced team of marketing consultants to help them grow their companies and drive sales leads. Consumers depend on the Company's reliable, trusted, local business content to deliver the most relevant search results when they are seeking local goods and services. For more information, visit www.rhd.com.

Safe Harbor Provision
Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook" and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully; (2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in Item 1A "Risk Factors" as well as RHD's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three months ended June 30, 2007 and 2006 and Adjusted Statement of Operations for the three months ended June 30, 2006

Schedule 3:	Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2007 and 2006 and Pro Forma Adjusted Statement of Operations for the six months ended June 30, 2006

Schedule 4:	Unaudited Condensed Consolidated Balance Sheets at June 30, 2007 and December 31, 2006

Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2007 and 2006

Schedule 6:	Reconciliation of Non-GAAP Measures

Schedule 7:	Statistical Measures - Advertising Sales

Schedule 8:	Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND ADJUSTED STATEMENT OF OPERATIONS

Schedule 2

Amounts in millions, except earnings (loss) per share

	Three Months Ended June 30,

	2007 Reported	2006 Reported	2006 Adjustments	(3)	2006 Adjusted
Net revenue (1)	$666.6	$432.3	$244.4	(4)	$676.7
Expenses	318.3	273.4	27.4	(4)	300.8
Depreciation and amortization	109.2	85.5	-		85.5
Operating income	239.1	73.4	217.0		290.4
Interest expense, net	(199.0)	(202.1)	(9.1)	(5)	(211.2)
Pre-tax income (loss)	40.1	(128.7)	207.9		79.2
Tax (provision) benefit	(15.2)	48.9	(78.9)	(6)	(30.0)
Net income (loss)	$24.9	$(79.8)	$129.0		$49.2

Earnings (loss) per share (EPS):
Basic	$0.35	$(1.15)			$0.71
Diluted	$0.34	$(1.15)			$0.69

Shares used in computing EPS:
Basic	71.0	69.7			69.7
Diluted	72.5	69.7	1.8	(8)	71.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND PRO FORMA ADJUSTED STATEMENT OF OPERATIONS

Schedule 3

Amounts in millions, except earnings (loss) per share

	Six Months Ended June 30,

	2007 Reported	2006 Reported	2006 Adjustments	(3)	2006 Pro Forma Adjusted
Net revenue (1)	$1,329.4	$752.8	$600.3	(4)	$1,353.1
Expenses	650.1	493.1	125.0	(4)	618.1
Depreciation and amortization	212.2	148.2	20.4	(5)	168.6
Operating income	467.1	111.5	454.9		566.4
Interest expense, net	(400.6)	(355.9)	(68.0)	(5)	(423.9)
Pre-tax income (loss)	66.5	(244.4)	386.9		142.5
Tax (provision) benefit	(25.6)	92.9	(147.0)	(6)	(54.1)
Net income (loss)	$40.9	(151.5)	239.9		88.4
Gain on repurchase of Preferred Stock		(31.2)	31.2	(7)	-
Preferred dividend		2.0	(2.0)	(7)	-
(Loss) income available to commonshareholders		$(122.3)	$210.7		$88.4

Earnings (loss) per share (EPS): (2)
Basic	$0.58	$(1.95)			$1.28
Diluted	$0.57	$(1.95)			$1.25

Shares used in computing EPS: (2)
Basic	70.7	62.7	6.3	(7),(8)	69.0
Diluted	72.0	62.7	8.1	(7),(8)	70.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Schedule 4

Amounts in millions

	June 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$65.0	$156.2
Accounts receivable, net	1,163.2	1,048.3
Deferred directory costs	225.5	211.8
Other current assets	95.9	115.9
Total current assets	1,549.6	1,532.2

Fixed assets and computer software, net	171.0	159.4
Intangible assets, net	11,290.9	11,478.0
Other non-current assets	129.6	141.6
Goodwill	2,837.9	2,836.3
Total Assets	$15,979.0	$16,147.5

Liabilities and Shareholders' Equity
Accounts payable and accrued liabilities	$159.8	$169.5
Accrued interest	174.5	179.4
Deferred directory revenue	1,299.3	1,197.8
Short-term deferred income taxes, net	-	79.9
Current portion of long-term debt	353.5	382.6
Total current liabilities	1,987.1	2,009.2

Long-term debt	9,691.9	10,020.5
Deferred income taxes, net	2,211.1	2,099.1
Other non-current liabilities	188.5	197.9
Total liabilities	14,078.6	14,326.7

Shareholders' equity	1,900.4	1,820.8

Total Liabilities and Shareholders' Equity	$15,979.0	$16,147.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Schedule 5

Amounts in millions

	Three months ended June 30,		Six months ended June 30,
Operating activities:	2007	2006	2007	2006
Net income (loss)	$24.9	$(79.8)	$40.9	$(151.5)
Depreciation and amortization	109.2	85.5	212.2	148.2
Deferred income taxes	15.1	(48.9)	25.3	(93.0)
Changes in working capital	(6.7)	224.1	(17.4)	441.1
Other	28.1	27.6	53.4	59.7
Net cash provided by operating activities	170.6	208.5	314.4	404.5

Investment activities:
Additions to fixed assets and computer software	(24.3)	(14.2)	(37.4)	(24.6)
Acquisitions, net of cash received	-	(0.5)	-	(1,889.2)
Equity investment	-	-	(2.5)	-
Net cash used in investing activities	(24.3)	(14.7)	(39.9)	(1,913.8)

Financing activities:
Increase (decrease) in checks not yet presented for payment	4.6	4.8	(1.5)	(1.2)
Proceeds from issuance of debt, net of costs	-	(2.9)	-	2,514.5
Repurchase of redeemable convertible preferred stock and redemption of preferred stock purchase rights	-	(0.7)	-	(336.8)
Credit facilities repayments	(153.5)	(157.9)	(347.1)	(576.8)
Revolver repayments	(164.2)	(309.9)	(390.6)	(354.6)
Borrowings under the Revolver	154.4	263.8	361.7	432.5
Proceeds from option exercises	2.7	5.1	11.8	19.3

Net cash (used in) provided by financing activities	(156.0)	(197.7)	(365.7)	1,696.9

(Decrease) increase in cash and cash equivalents	(9.7)	(3.9)	(91.2)	187.6

Cash and cash equivalents, beginning of period	74.7	199.3	156.2	7.8

Cash and cash equivalents, end of period	$65.0	$195.4	$65.0	$195.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)
Schedule 6a

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Reconciliation of net income (loss) - GAAP to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA (9)

Net income (loss) - GAAP	$24.9	$(79.8)	$40.9	$(151.5)
Plus tax provision (benefit)	15.2	(48.9)	25.6	(92.9)
Plus interest expense, net	199.0	202.1	400.6	355.9
Plus depreciation and amortization	109.2	85.5	212.2	148.2
EBITDA	$348.3	158.9	$679.3	259.7

Plus net revenue from directories that published prior to acquisitions that would have been recognized during the period absent purchase accounting adjustments required under GAAP.		244.4		600.3

Less expenses on Qwest directories that published prior to the Dex Media transaction that would have been recognized during the period absent purchase accounting required under GAAP, net of amortized deferred cost uplift on Dex and AT&T sales contracts as of their respective acquisition dates, plus professional fees associated with the Dex Media transaction paid for by Dex Media.	7.6	(27.4)	27.9	(125.0)

Adjusted EBITDA including SFAS No. 123 R		375.9

Pro forma adjusted EBITDA including SFAS No. 123 R				735.0

Plus SFAS No. 123 R Expense	7.5	9.3	21.5	25.7

Adjusted EBITDA		$385.2

Pro forma adjusted EBITDA				$760.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)
Schedule 6b

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Reconciliation of cash flow from operations - GAAP to free cash flow, adjusted free cash flow and pro forma adjusted free cash flow

Cash flow from operations - GAAP	$170.6	$208.5	$314.4	$404.5
Add: Dex Media cash flow from operations for January 2006 - GAAP	-	-	-	39.7
Add: Professional fees related to the Dex Media Merger paid for by Dex Media	-	-	-	7.5
Pro forma adjusted cash flow from operations	170.6	208.5	314.4	451.7
Less: Additions to fixed assets and computer software - GAAP	24.3	14.2	37.4	24.6
Less: Dex Media additions to fixed assets and computer software for January 2006 - GAAP	-	-	-	1.1

Free cash flow	$146.3		$277.0
Adjusted free cash flow		$194.3
Pro forma adjusted free cash flow				$426.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Reconciliation of interest expense - GAAP to adjusted interest expense and pro forma adjusted interest expense (5)

Interest expense - GAAP	$199.0	$202.1	$400.6	$355.9
Plus: Incremental interest expense as if the Dex Media transaction occurred on January 1, 2006	-	-	-	52.9
Plus: Fair value adjustment due to purchase accounting	7.7	9.1	15.3	15.1

Adjusted interest expense	$206.7	$211.2	$415.9
Pro forma adjusted interest expense				$423.9

	As of June 30, 2007	As of December 31, 2006

Reconciliation of debt - GAAP to net debt - GAAP and net debt - excluding fair value adjustment (10)

Debt - GAAP	$10,045.4	$10,403.1
Less: Cash and cash equivalents	(65.0)	(156.2)
Net debt - GAAP	9,980.4	10,246.9

Less: Fair value adjustment due to purchase accounting	(180.7)	(195.9)
Net debt - excluding fair value adjustment	$9,799.7	$10,051.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Schedule 6c

Amounts in billions

Full Year 2007
Outlook
Reconciliation of adjusted EBITDA excluding SFAS No. 123 R outlook to operating income - GAAP outlook

Adjusted EBITDA excluding SFAS No. 123 R outlook	$1.44
Less: Depreciation and amortization	(0.44)
Less: SFAS No. 123 R expense	(0.03)
Adjusted operating income outlook	0.97

Less: Deferred cost uplift	(0.03)
Operating income - GAAP outlook	$0.94

Full Year 2007
Outlook
Reconciliation of cash flow from operations - GAAP outlook to free cash flow outlook

Cash flow from operations - GAAP outlook	$0.69
Less: Additions to fixed assets and computer software	(0.07)
Free cash flow outlook	$0.62

Full Year 2007
Outlook
Reconciliation of net debt - GAAP outlook to net debt - excluding fair value adjustment outlook

Net debt - GAAP outlook	$9.7
Less: Fair value adjustment due to purchase accounting	(0.2)
Net debt - excluding fair value adjustment outlook	$9.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIOD
(unaudited)

Schedule 7

Amounts in millions, except percentages

	Six Months Ended	Three Months Ended
	June 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

2007 Advertising sales (11)	$1,476.3	$729.0	$747.3

2006 Advertising sales disclosed in 2006 Form 10-Q's	1,431.6	724.7	707.0	$682.6	$533.9

Adjustments primarily related to changes in publication dates	45.1	3.0	42.0

2006 Advertising sales	$1,476.7	$727.7	$749.0	682.6	533.9

2005 RHD publication sales disclosed in 2005 Form 10-Q's				293.5	223.6

2005 Qwest directory publication sales disclosed in Dex Media's 2005 quarterly press releases				411.0	421.7

Adjustments for changes in publication dates and definition of advertising sales				(11.1)	(100.7)

2005 Advertising sales				$693.4	$544.6

Advertising sales percentage change over prior year period	(0.0%)	0.2%	(0.2%)	(1.6%)	(2.0%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

Schedule 8

(1)
Revenue with respect to print advertising, and Internet-based advertising products that are bundled with print advertising, is recognized under the deferral and amortization method, whereby revenue is initially deferred when a directory is published and recognized ratably over the directory's life, which is typically 12 months. Revenue with respect to Internet-based services that are not bundled with print advertising, such as SEM and SEO services, is recognized as delivered or fulfilled.

(2)
On a reported basis, for the periods when preferred stock was outstanding, basic EPS was calculated under the "two-class" method that requires loss available to common shareholders, after deducting preferred dividends and the gain on repurchase of Preferred Stock, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS is then calculated by dividing loss available to common shareholders by the weighted average number of shares outstanding. Diluted EPS is calculated by dividing loss available to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

(3)
As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated purchase accounting, management believes that the 2007 and 2006 results reported in accordance with GAAP are not comparable and our 2006 results are not indicative of our underlying operating and financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period. Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

Adjusted and pro forma adjusted results for 2006 reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006. In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt balance described in footnote 5. Adjusted and pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

Adjusted and pro forma adjusted results for 2006 assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media ("Qwest" directories) that published prior to the transaction were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in 2006 reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Qwest and AT&T directories that were not yet published at the transaction date has been excluded from adjusted and pro forma adjusted results. See Schedules 2 and 3 for details of all adjustments to the 2006 reported GAAP results.

(4)
Adjustments for the three and six months ended June 30, 2006 include revenue and expenses for Qwest directories acquired that published prior to the Dex Media transaction date and that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for directories not yet published at the transaction date has also been removed. Adjustments to reported GAAP expenses also exclude professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.

(5)
As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media's debt at January 31, 2006 to its fair value. Adjusted and pro forma adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt. Interest expense is presented on a pro forma adjusted basis reflecting the incremental debt RHD incurred as if the Dex Media transaction occurred on January 1, 2006. Pro forma adjusted depreciation and amortization reflects the amortization of intangible assets acquired as if the Dex Media transaction occurred on January 1, 2006.

(6)	Represents the tax effect of adjustments.

(7)
Pro forma adjusted results for the six months ended June 30, 2006 assume the remaining Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore the preferred dividend and the gain on the repurchase of Preferred Stock is excluded.

R.H. DONNELLEY CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES (cont'd)

Schedule 8

(8)
On an adjusted and pro forma adjusted basis in 2006, basic and diluted EPS are calculated as net income divided by the weighted average basic and diluted shares outstanding for the period and on a pro forma adjusted basis, assumes the Dex Media transaction was consummated on January 1, 2006. Pursuant to the Dex Media Merger Agreement, each issued and outstanding share of Dex Media common stock as of January 31, 2006 was converted into the right to receive $12.30 in cash and 0.24154 of a share of RHD common stock. As of January 31, 2006, 151,309,850 shares of Dex Media common stock were issued and outstanding, which resulted in the issuance of 36,547,381 shares of RHD common stock. Adjusted and pro forma adjusted basic and diluted EPS for 2006 does not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

(9)
EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. Pro forma adjusted EBITDA represents pro forma adjusted earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the three months ended June 30, 2007 and 2006 includes charges of $7.5 million and $9.3 million, respectively, for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment ("SFAS No. 123 (R)"). EBITDA for the six months ended June 30, 2007 and 2006 includes charges of $21.5 million and $25.7 million, respectively, for stock-based compensation in accordance with SFAS No. 123 (R). As a result of purchase accounting required by GAAP, we recorded the deferred directory costs related to Qwest directories that were scheduled to publish subsequent to the Dex Media Merger at their fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directories, plus (c) a normal profit margin. We refer to this purchase accounting entry as "cost uplift." Net income - GAAP and EBITDA for the three and six months ended June 30, 2007 includes approximately $7.6 million and $24.6 million, respectively, of cost uplift associated with the Dex Media transaction. EBITDA for the six months ended June 30, 2007 also excludes recoveries and other purchase accounting adjustments relating to bad debt expense previously charged to goodwill of $3.3 million, related to Qwest directories acquired in the Dex Media transaction.

(10)
Net debt - GAAP represents total debt less cash and cash equivalents on the respective date. Net debt - excluding fair value adjustments represents net debt - GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media's debt noted in footnote 5 above. The unamortized fair value adjustment at June 30, 2007 is $180.7 million.

(11)
Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.